Exhibit 4.2

Form of Note

FORM OF EXCHANGE NOTE

BANCO BRADESCO S.A.
acting through its Grand Cayman Branch

8.75% SUBORDINATED NOTES DUE 2013

GLOBAL REGISTERED NOTE

No. [ ]
CUSIP No.: 05946N AD 7
ISIN No.: US05946NAD75

Initial Principal Amount: U.S.$[ ]
Initial Issuance Date: October 24, 2003

This Note is one of a duly authorized issue of Notes of Banco Bradesco S.A., a company incorporated under the laws of the Federative Republic of Brazil, acting through its Grand Cayman branch (the "Issuer"), designated as its 8.75% Subordinated Notes due 2013 (the "Notes"), issued in an initial aggregate principal amount of U.S.$500,000,000 under an indenture (the "Indenture") dated as of October 24, 2003 between the Issuer and The Bank of New York Trust Company (Cayman) Limited as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Trustee and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes in accordance with the Registration Rights Agreement The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co. or its registered assigns, as nominee of The Depository Trust Company ("DTC") and the holder of record of this Note (the "Holder" or "Noteholder"), the principal amount specified herein in U.S. dollars on October 24, 2013 (or earlier as hereinafter referred to) upon surrender hereof at the office or agency of the Trustee referred to below; provided, however, if the Issuer has provided the certificate required to be presented under Section 2.6 of the Indenture, the principal amount of the Notes shall be due as provided in the Indenture; provided, further, that the Issuer may defer payment of the principal amount of the Notes under the circumstances described in Section 2.8 of the Indenture.

The Issuer promises to pay interest on the outstanding principal amount hereof from and including October 24, 2003, or from the most recent Payment Date to which interest has been paid or duly provided for, semi-annually on October 24 and April 24 of each year, commencing on April 24, 2004 (each an "Interest Payment Date"), at a rate equal to 8.75% per annum; provided, that (i) interest on the then-outstanding principal amount hereof after the maturity hereof and (ii) interest on any overdue interest, other than any interest payment not paid or delayed due to a default by the Insurer under the Insurance Policy, shall accrue (to the extent lawful) at 9.75% per annum; provided, further, that the Issuer may defer the payment of interest under the circumstances described in Section 2.8 of the Indenture. Interest payable, and punctually paid or duly provided for, on this Note on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant Record Date for such interest payment.

Principal or interest on any Note that is payable on any Interest Payment Date or the Maturity Date or earlier as provided herein upon any acceleration of the Notes shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business, New York City time, on the Record Date for such payment. Payment of principal of and interest on the Notes shall be made at the Place of Payment (or, if such office is not in The City of New York, at either such office or an office to be maintained in such City) as provided herein. Subject to Section 15.9 of the Indenture, in the event the date for any payment of the principal of or interest on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.

The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes may become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Notes shall be issued only in fully registered form, without coupons. Subject to Section 2.2(b) of the Indenture, Exchange Notes shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$10,000 and multiples thereof.

Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee, the Note Registrar and any agent of the Issuer, the Note Registrar or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, the Note Registrar nor any agent thereof shall be affected by notice to the contrary.

Unless the certificate of authentication hereon has been duly executed by the Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

BANCO BRADESCO S.A.
acting through its Grand Cayman Branch

By:

Name:
Title:

By:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY (CAYMAN) LIMITED, as Trustee

By:

Authorized Signatory

Date:

SCHEDULE OF TRANSFERS AND EXCHANGES

Date of transfer or exchange	Aggregate principal amount of Notes transferred or exchanged	Current principal amount of this Note	Authorized signature by or on behalf of the Note Registrar

ASSIGNMENT FORM

To assign this Note, fill in the form below: For value received, (I) or (we) hereby sell, assign and transfer this Note to

(Insert Assignee’s Soc. Sec. or Tax I.D. no.)

(Print or Type Assignee’s Name, Address and Zip Code)

and irrevocably appoint

Attorney to transfer this Note on the books of the Note Registrar with full power of substitution in the premises.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)